FIRST AMENDMENT
TO THE
AMENDED AND RESTATED
HUMANA INC.
STOCK INCENTIVE PLAN

This First Amendment (this “Amendment”) to the Amended and Restated Humana Inc. Stock Incentive Plan (the “Plan”) is effective as of February 24, 2024.

WHEREAS, the Plan provides for different treatment of the continued vesting of Options, Stock Appreciation Rights, and unvested shares of Restricted Stock and Restricted Stock Units in connection with (a) a Participant’s Retirement and (b) and the termination of a Participant’s employment, directorship or consultancy due to a Workforce Reduction or a Position Elimination;

WHEREAS, the Company wishes to amend the Plan to provide for the same continued vesting treatment in connection with (a) a Participant’s Retirement and (b) and the termination of a Participant’s employment, directorship or consultancy due to a Workforce Reduction or a Position Elimination; provided that the Participant has held an applicable Award for at least twelve (12) months from the original date of grant; and

WHEREAS, the Plan may be amended by the Board, subject to the restrictions set forth in Section 14 of the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.Section 13(c). Section 13(c) is hereby amended and restated in its entirety as follows:
“(c) In the event of the Participant’s Retirement:
(i)(A) To the extent any Option or Stock Appreciation Right (or portion thereof) is exercisable on the date of such Retirement, the Option or Stock Appreciation Right shall be exercisable for the two (2) year period after the date of such Retirement, but in no event beyond the expiration date of the Option or Stock Appreciation Right, and only to the extent the Option or Stock Appreciation Right (or portion hereof) was exercisable on the date of the Participant’s Retirement and (B) (I) to the extent that the Option or Stock Appreciation Right (or portion thereof) (x) is not exercisable as of the date of such Retirement and (y) has been held by the Participant for at least twelve (12) months from the original date of grant, the unvested portion of the Option or Stock Appreciation Right shall continue to vest and become exercisable upon the regular vesting dates (as set forth in the Award Agreement) that would occur during the twelve (12) month period immediately following the date of such Retirement as if the Participant continued to be employed by the Company, and (II) to the extent that the Option or Stock Appreciation Right (or portion thereof) (x) is not exercisable as of the date of such Retirement and (y) has not been held by the Participant for at least twelve (12) months from the original date of grant, a prorated portion of the Option or Stock Appreciation Right that would have vested on the next scheduled vesting date (as set forth in the Award Agreement) shall vest and become exercisable upon the next scheduled vesting date, with the proration to be determined by calculating the product of (A) the quotient of (x) the number of completed months the Participant has been employed since the date of grant of the Option or Stock Appreciation Right or the most recent vesting date, as applicable, divided by (y) the number of months in the current vesting period, multiplied by (B) the total number of Options or Stock Appreciation Rights that were scheduled to vest and become exercisable on the next scheduled vesting date; provided, that, the Committee may determine, in its sole discretion, that the restrictions on some or all of the Options or Stock Appreciation Rights held by the Participant as of the date of Retirement shall immediately lapse. The portion of the Option or Stock Appreciation Right that vests pursuant to clause (B) of this Section 13(c)(i) shall be exercisable at any time within two (2) years following the vesting date of such Option or Stock Appreciation Right, but in no event beyond the expiration date of the Option or Stock Appreciation Right.
(ii)(A) The portion of any unvested Shares of Restricted Stock or Restricted Stock Units (and related Dividend Equivalent Rights) that (x) the Participant has held for at least twelve (12) months from the original date of grant and (y) would ordinarily vest within twelve (12) months of the date of Retirement shall continue to vest on regularly scheduled vesting dates (as set forth in the Award Agreement) in the same manner as if the Participant continued to be employed by the Company through the applicable vesting dates, and (B) a prorated portion of any unvested Shares of Restricted Stock or Restricted Stock Units (and related Dividend Equivalent Rights) that (x) the Participant has held for less than twelve (12) months from the original date of grant and (y) would ordinarily vest within twelve (12) months of the date of Retirement shall continue to vest on regularly scheduled vesting (as set forth in the Award Agreement), with the proration to be determined by calculating the product of (i) the quotient of (x) the number of completed months the Participant has been employed since the date of grant or the most recent vesting date, as applicable, divided by (y) the number of months in the current restricted vesting period, multiplied by (ii) the total number of Shares of Restricted Stock or Restricted Stock Units that were scheduled to vest on the next scheduled vesting date; provided, that, the Committee may determine, in its sole discretion, that the restrictions on some or all of the Shares of Restricted Stock or Restricted Stock Units held by the Participant as of the date of termination of employment shall immediately lapse.
(iii)A prorated portion of any unvested Performance Awards that would have vested on the next scheduled vesting date (as set forth in the Award Agreement) shall vest on the next scheduled vesting date, with the proration to be determined by calculating the product of (i) the quotient of (x) the number of completed months the Participant has been employed since the date of grant or the most recent vesting date, as applicable, divided by (y) the number of months in the current restricted vesting period, multiplied by (ii) the total number of Performance Awards that were scheduled to vest on the next scheduled vesting date (taking into account achievement of applicable performance goals) ; provided, that, the Committee may determine, in its sole discretion, that the restrictions on some or all of the Performance Awards held by the Participant as of the date of Retirement shall immediately lapse. For purposes of the foregoing calculation, a month is complete on the day in the following month that corresponds to the date of grant.”
2.Effect of Amendment. Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations or agreements contained in the Plan, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.

3.Defined Terms. Terms used but not defined herein have the meanings assigned to them in the Plan.
(As adopted by the Board on December 7, 2023.)